LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	Know all by these presents, tbat the undersigned bereby constitutes and appoints Jay L. Dubiner and Ericka N. Alford the undersigned's true and lawful attorneys-in-fact to:

(1)	Execute for and on behalf of tbe undersigned, in tbe undersigned's capacity as an officer of The Warnaco Group, Inc. (tbe "Company"), Forms 3, 4 and 5 in
accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the
rules thereunder.

(2)	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	Take any otber action of any type whatsoever in connection witb the foregoing which, in tbe opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that tbe documents executed by such attorney-in-fact on behalf of the undersigned pursuant to the Power of Attorney sball be in such form and shall contain such terms and conditions as sucb attorney-in-fact may approve in such attorney-in-fact's discretion.

        Tbe undersigned bereby grants to such Attorneys-in-Fact full power and authority to do and perform any and every act and thing wbatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power and substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers berein granted. Tbe undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply witb Section 16 of the Securities Excbange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by tbe Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of March 2012.





                                         ___/s/Karyn Hillman______________
                                         Karyn Hillman